Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

 SARBANES-OXLEY ACT OF 2002

I, Reymund Guillermo, President and Chief Executive Officer of CocoLuv Inc.., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the annual report on Form 10-K of CocoLuv Inc. for the fiscal year ended May 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CocoLuv Inc.

CocoLuv Inc.

Dated: August 22, 2019	By:	/s/ Reymund Guillermo
Reymund Guillermo
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer